Exhibit 10.7.3

UNANIMOUS CONSENT OF DIRECTORS
IN LIEU OF SPECIAL MEETING

The undersigned, being all the members of the Board of Directors of  OxySure Systems, Inc. (the "Company"), a Delaware corporation, do hereby waive any and all requirements for calling, giving notice of, and holding a Special Meeting of the Directors of the Company and do hereby consent  pursuant to the provisions of Section 141(f) of the General Corporation Law of Delaware that, when all the Directors have signed this Consent or an exact counterpart hereof, the Resolutions hereinafter set forth shall be deemed to have been adopted to the same extent and shall have the same force and effect as if adopted at a formal Special Meeting of the Directors of the Company, duly called and held for the purposes of acting upon proposals to adopt the following Resolutions:

INCREASE IN MAXIMUM AMOUNT UNDER APPROVAL OF BORROWING.

WHEREAS, the Company has agreed to that certain Approval of Borrowing (“Approval of Borrowing”), as amended, dated November 1, 2008 with JTR Investments Limited (“JTR”); and

WHEREAS, the Approval of Borrowing provides for JTR to provide the Company with loans or advances in an amount of up to Seven Hundred Fifty Thousand Dollars ($750,000.00) (the "Maximum") pursuant to the terms and conditions of a Senior Note (“Senior Note”); and

WHEREAS, the Company and JTR wish to increase the Maximum under the Approval of Borrowing to $2,000,000, while all the other remaining terms and conditions under the Approval of Borrowing are to remain unchanged.

NOW, THEREFORE, BE IT RESOLVED, that the Maximum under the Approval of Borrowing be increased to $2,000,000, while all the other remaining terms and conditions are to remain unchanged;

RESOLVED FURTHER, that these resolutions take effect March 30, 2011;

RESOLVED FURTHER, that the President of the Company is hereby authorized, directed and empowered to execute, for and on behalf of the Company and in its name, any and all documents required in connection with these resolutions, including but not limited to the Senior Note, such approval to be conclusively evidenced by the execution and delivery thereof;

RESOLVED FURTHER, that the officers of the Company are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of the Company.

BOARD OF DIRECTORS:

/s/ Don Reed	/s/ Vick Jones
Don Reed	Vicki Jones

/s/ Julian T. Ross
Julian T. Ross